Exhibit 10.1

SECURITIES PURCHASE AND ASSIGNMENT AGREEMENT

THIS SECURITIES PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”) is entered into this 29th day of September, 2009, by and among Debt Opportunity Fund, LLLP, a Florida limited liability limited partnership (the “DO Fund” or “Seller”), Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust (“Buyer”)

WHEREAS, Seller entered into that certain Securities Purchase Agreement with NetTalk.com, Inc., a Florida corporation (“NetTalk,” or the “Issuer”), dated as of September 25, 2009 (the “DO Fund Purchase Agreement”), pursuant to which the Issuer issued (1) a Senior Secured Convertible Note in the principal amount up to $1,100,000 (the “Acquired Note”) and (2) a certain Warrant to Purchase Common Stock, exercisable for up to acquire 4,400,000 shares of common stock, par value $.001 per share (the “Acquired Warrants” and together with the Acquire Note, the “Acquired Securities”) to Seller.

WHEREAS, in connection with the DO Fund Purchase Agreement, Seller entered into (1) a “Security Agreement” (as defined by the DO Fund Purchase Agreement), pursuant to which all of the Issuer's obligations under the Acquired Note are secured by assets of the Issuer; and (2) certain other “Transaction Documents” (as defined by the DO Fund Purchase Agreement, and together with the DO Fund Purchase Agreement and the Security Agreement, the “Assigned Agreements”).

WHEREAS, pursuant to this Agreement, Seller desires to sell and assign to Buyer, and Buyer desires to purchase and assume from Seller, all of Seller’s right, title and interest in the Acquired Securities and the Assigned Agreements (the “Transferred Interests”), pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Purchase and Sale; Assignment and Assumption.

   (a)  On the Closing Date (as hereafter defined), Seller will sell and assign to Buyer, and Buyer will purchase and assume from Seller, all of Seller’s right, title and interest in the Transferred Interests.  From and after the Closing Date, Buyer shall have the rights that have been assigned to, and assumed by, it pursuant to this Agreement, and Seller shall, to the extent that rights have been assigned and assumed pursuant to this Agreement, relinquish its rights under the Transferred Interests in favor of Buyer.

   (b)  Buyer and Seller further agree that upon consummation of the transactions contemplated hereby the Participation Agreement shall be automatically terminated.

2.  Consideration.  The purchase price (the “Purchase Price”) for the Transferred Interests shall be an additional $550,000.

3.  Closing.  The closing of the transactions described herein shall occur at such place, on such date, at such time (the “Closing Date”) as the parties may agree.  On the Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

   (a)  Seller shall:

       (i)  surrender and deliver to Buyer the following documents: (A)  the certificate(s) representing the Acquired Warrants; (B) the Acquired Note; and (C) the Assigned Agreements; and

      (ii)  deliver necessary documentation to effect assignment to Buyer of Seller’s UCC Financing Statement on Form UCC-1 relating to its security interest in the assets of the Issuer securing the Issuer's obligations under the Acquired Note.

   (b)  Buyer shall deliver to Seller the Purchase Price as set forth in Section 2 hereof in immediately available funds by wire transfer in accordance with the instructions of Seller.

   (c)  Buyer, Seller and the Issuer shall execute and deliver such documents and take such further action as any party may reasonably request in order to effectuate the transactions described herein.

4.  Seller's Representations and Warranties.  Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date:

   (a)  Incorporation and Corporate Authority.  Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, and Seller has full organizational power and authority to execute and deliver, and to incur and perform its obligations under this Agreement.

   (b)  Authorization.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Seller and no other action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement or the consummation of any of the transactions contemplated hereby.

   (c)  Binding Obligation.  This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

   (d)  Violations or Defaults.  Neither the execution, delivery or performance by Seller of this Agreement nor the consummation of the transactions contemplated hereby will contravene, conflict with, or result in a breach or violation of or default under, any currently existing law applicable to Seller, the organizational documents of Seller, or any agreement, judgment, injunction, order, decree, indenture or instrument binding upon Seller, specifically including the DO Fund Purchase Agreement, the Acquired Note and the Acquired Warrant.

   (e)  Consents.  No governmental authorization is required to be obtained by Seller from, and no filing with a governmental entity is required to be made by Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No consent, approval or authorization of any person or entity is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

   (f)  Title.  Seller holds and owns the Transferred Interests sold and assigned by it hereunder free and clear of any liens, restrictions on transfer (other than restrictions under applicable securities laws), options, warrants, purchase rights, contracts or other claims.  Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell or transfer the Transferred Interests (other than as set forth in this Agreement).

   (g)  Legal Proceedings.  There are no legal or administrative proceedings pending or threatened against Seller other than those in respect of Seller that would not impair the ability of Seller to perform its obligations under this Agreement or the enforceability against Seller of this Agreement.

   (h)  No Broker.  Seller has not engaged or made any arrangements with any broker-dealer, placement agent, financial advisor or consultant, finder, investment banker or bank to offer or sell the Transferred Interests and has not incurred any brokers, finders or similar fee in connection with the transactions contemplated by this Agreement.  Seller hereby agrees to indemnify and hold harmless Buyer against any claim, cost, loss, liability or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

   (i)  Security Interest.  Seller has a valid and perfected security interest in and to all personal property included in the term “Collateral” (as defined in the Security Agreement) to which Article 9 of the Uniform Commercial Code of Florida (the “Florida UCC”) is applicable, other than commercial tort claims not specifically identified in the financing statements to be filed with the Office of the Secretary of the State of Florida (the “Financing Statements”).  Upon assignment of Seller’s security interest in the Collateral to Buyer in accordance with the terms of this Agreement, Buyer will have a duly perfected security interest in the Collateral to which Article 9 of the Florida UCC is applicable and in which a security interest may be perfected by the filing of a financing statement.  All documentary, stamp or similar taxes required to be paid in order to enforce the Issuer's obligations under the Security Agreement have been paid.

5.  Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date that:

   (a)  Incorporation and Corporate Authority.  Buyer is duly organized and validly existing under the laws of the jurisdiction of its organization, and Buyer has full organizational power and authority to execute and deliver, and to incur and perform its obligations under this Agreement.

   (b)  Authorization.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all corporate action by Buyer and no other proceeding on the part of Buyer is necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation of any of the transactions contemplated hereby.

   (c)  Binding Obligation.  This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

   (d)  Violations or Defaults.  Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation of the transactions contemplated hereby contravene, conflict with, or result in a breach or violation of or default under, any currently existing law applicable to Buyer, the organizational documents of Buyer, or any agreement, judgment, injunction, order, decree, indenture or instrument binding upon Buyer.

   (e)  Consents.  No governmental authorization is required to be obtained by Buyer from, and no filing with a governmental entity is required to be made by Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

   (f)  Legal Proceedings.  There are no legal or administrative proceedings pending or threatened against Buyer other than those in respect of Buyer that would not impair the ability of Buyer to perform its obligations under this Agreement or the enforceability against Buyer of this Agreement.

   (g)  Investment Representations.  Buyer understands that the Acquired Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933 (the “Securities Act”) based in part upon the following representations of Buyer:

       (i)  Buyer has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Issuer so that it is capable of evaluating the merits and risks of its investment in the Issuer.  Buyer must bear the economic risk of this investment indefinitely unless the Acquired Securities are registered pursuant to the Securities Act and applicable state securities laws, or an exemption from registration is available.

      (ii)  Buyer is acquiring the Acquired Securities for Buyer’s own account for investment only, and not with a view towards their distribution other than in compliance with all applicable securities laws.

     (iii)  Buyer has had an opportunity to ask questions and receive answers from the representatives of the Issuer concerning the terms and conditions of the investment, the properties, assets, liabilities, business, operations, financial condition, and prospects of the Issuer and all other matters deemed relevant to Buyer.  Buyer has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

      (iv)  Buyer is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

       (v)  Buyer understands that none of the Acquired Securities have been registered under the Securities Act or the laws of any state and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom.  Buyer understands that the Acquired Securities are “restricted securities” under U.S. federal and state securities laws and that Buyer must hold the Acquired Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

      (vi)  Buyer acknowledges and understands that the transfer of any of the Acquired Securities is subject to the Buyer’s compliance with the provisions of the Securities Act and any applicable state securities laws in respect of any such transfer and that even if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Acquired Securities, and on requirements relating to the Issuer that are outside the Issuer’s control.  The certificate or certificates representing the Acquired Securities purchased by Buyer hereunder, any common stock acquired by Buyer upon conversion of the Acquired Securities, and any other securities issued in respect of the Acquired Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION THAT IS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

   (h)  No Broker.  Buyer has not engaged or made any arrangements with any broker-dealer, placement agent, financial advisor or consultant, finder, investment banker or bank in connection with the transactions contemplated by this Agreement and has not incurred any brokers, finders or similar fee in connection with the transactions contemplated by this Agreement.  Buyer hereby agrees to indemnify and hold harmless Seller against any claim, cost, loss, liability or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

6.  Notices.   All notices and other communications provided for hereunder shall be in writing and shall be mailed, facsimiled or delivered, if to any party, at the following address:

If to Buyer:

Vicis Capital Master Fund
c/o Vicis Capital LLC
445 Park Avenue
16th Floor
New York, NY 10022
Attn: Chris Phillips

If to Seller:

Debt Opportunity Fund, LLLP
20711 Sterlington Drive
Land O'Lakes, Florida  34638
Attention: Sean Lyons

All such notices and other communications shall be effective, (i) if mailed, when received or three (3) days after deposited in the mail, whichever occurs first, (ii) if telecopied, on the date of transmission if transmitted before 4:00 p.m. (Central time) otherwise on the next business day, (iii) if delivered by personal delivery, upon delivery, or (iv) if delivered by overnight courier one (1) business day after delivery to the courier (specifying one (1) business days’ delivery), in each case, properly addressed.

7.  Further Assurances.  From time to time after the Closing Date, the parties hereto shall execute and deliver, or cause to be executed and delivered, such documents to the other party hereto and take such further action as such other party hereto shall reasonably request to consummate and make effective the transactions contemplated by this Agreement.

8.  Transaction Costs.  Each party to this Agreement shall be responsible for its own costs attendant to the transactions contemplated by this Agreement, whether or not Closing occurs.

9.  Cumulative Remedies.  The remedies of the parties hereunder shall be cumulative, and the exercise by a party of any of its remedies at law or in equity to recover any damages shall not affect any other remedy available to such party.

10.  Survival of Representations and Warranties.  The respective representations and warranties of the parties set forth in this Agreement shall survive the Closing notwithstanding any investigation made by or on behalf of any such party.

11.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

12.  Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements of the parties, oral or written, regarding such subject matter.

13.  Amendments.  This Agreement may be amended only by a written instrument executed by the parties hereto.

14.  Terms; Headings; References.  The definitions set forth in this Agreement apply equally to both the singular and the plural forms of such terms.  Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes,” and “including” shall be interpreted as if followed by the phrase “without limitation.”  The words “hereby,” “herein,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement.  All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.  The Article, Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile or email transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or email transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

16.  Successors; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.  The rights and obligations of the parties under this Agreement shall not be assigned by either party without the prior written consent of the other party.

17.  Severability; Enforcement.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

18.  Waiver.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each of the parties.

19.  No Third-Party Beneficiary.  Except as otherwise expressly specified herein, this Agreement is made solely and specifically between and for the benefit of the parties hereto and no other person shall have or be entitled to any rights hereunder on account of or as a third party beneficiary or otherwise

20.  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

21.  No Party Deemed Drafter.   Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase and Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:

DEBT OPPORTUNITY FUND, LLLP

By:
Name: Sean Lyons
Title: Manager

BUYER:

VICIS CAPITAL MASTER FUND
By: Vicis Capital LLC

By:
Name: Chris Phillips
Title: Managing Director